Exhibit 10.1

Execution Version

EnLink Midstream, LLC

5.625% Senior Notes due 2028

Purchase Agreement

December 14, 2020

BofA Securities, Inc.

As Representative of the Initial Purchasers

listed in Schedule II hereto

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

EnLink Midstream, LLC, a Delaware limited liability company (the “Company”), proposes to issue and sell to the several Initial Purchasers named in Schedule II hereto (the “Initial Purchasers”), acting severally and not jointly, the respective amounts listed on Schedule II hereto of $500,000,000 aggregate principal amount of its 5.625% Senior Notes due 2028 (the “Notes”). You have agreed to act as representative of the several Initial Purchasers (the “Representative”) in connection with the offering and sale of the Securities (as defined below).

The Securities will be issued pursuant to an indenture (the “Indenture”) to be dated as of the Closing Date (as defined in Section 2 hereof), between the Company, EnLink Midstream Partners, LP, a Delaware limited partnership, as guarantor (the “Guarantor” and, together with the Company, the “Company Parties”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Securities will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a letter of representations among the Company and the Depositary (the “DTC Agreement”).

The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on an unsecured senior basis by the Guarantor (the “Guarantee” and, together with the Notes, the “Securities”).

The direct and indirect subsidiaries of the Company listed under the caption “Operating Subsidiaries” on Schedule III hereto are hereinafter collectively referred to as the “Operating Subsidiaries.” The Company, EnLink Midstream Manager, LLC, a Delaware limited liability company and the managing member of the Company (the “Managing Member”), and the Operating Subsidiaries are hereinafter collectively referred to as the “Company Entities.” Certain terms used herein are defined in Section 19 hereof.

The Company Parties understand that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made is referred to as the “Time of Sale”). The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Commission under the Act, in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof if such Securities are registered for sale under the Act or if an exemption from the registration requirements of the Act is available (including the exemptions afforded by Rule 144A under the Act (“Rule 144A”) or Regulation S under the Act (“Regulation S”)).

The Company Parties have prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated December 14, 2020 (the “Preliminary Offering Memorandum”), and have prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated December 14, 2020 in the form attached hereto as Schedule IV (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after this Agreement is executed and delivered, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).

Any reference herein to the Pricing Disclosure Package or the Final Offering Memorandum shall be deemed to refer to and include the documents incorporated by reference therein and all information filed under the Exchange Act prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be); and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to refer to and include the filing of any document under the Exchange Act after the Time of Sale and incorporated by reference in the Final Offering Memorandum.

1.              Representations and Warranties. The Company Parties, jointly and severally, hereby represent and warrant to each Initial Purchaser that, as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):

(a)            Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 3 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Final Offering Memorandum to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act.

(b)            None of the Company, its affiliates (as such term is defined in Rule 501 under the Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company Parties make no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Act. None of the Company, its Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company Parties make no representation or warranty) have engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company Parties make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company Parties make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c)            The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(d)            The Pricing Disclosure Package, as of the Time of Sale, and the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 4(a), as applicable) as of the Closing Date, do not and will not contain or represent any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Pricing Disclosure Package or the Final Offering Memorandum based upon and in conformity with written information furnished to the Company Parties by any Initial Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 7 hereof. The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, all the information specified in, and meeting the requirements of Rule 144A.

(e)            The Company Parties have not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by a Company Party or its respective agents and representatives (other than a communication referred to in clauses (i) and (ii) below) a “Company Additional Written Communication”) other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum and (iii) any electronic road show or other written communications, in each case used in accordance with Section 4(a). Each such Company Additional Written Communication, when taken together with the Pricing Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions from each such Company Additional Written Communication based upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in any Company Additional Written Communication.

(f)            The documents incorporated by reference in the Pricing Disclosure Package or the Final Offering Memorandum, as the case may be, when they became effective or when filed with the Commission, as the case may be, conformed in all material respects to the applicable requirements of the Act or the Exchange Act, as applicable. Any further documents so filed and incorporated by reference in the Pricing Disclosure Package or the Final Offering Memorandum or any further amendment or supplement thereto, when such documents become effective or when filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(g)           Each of the Company Entities has been duly organized or formed and is validly existing as a limited liability company or limited partnership, as applicable, in good standing under the laws of the jurisdiction set forth opposite its name in Schedule III hereto with full power and authority to own or lease its properties and to conduct its business in all material respects, in each case as described in the Pricing Disclosure Package and the Final Offering Memorandum. Each of the Company Entities is duly registered or qualified to do business as a foreign limited liability company or limited partnership, as the case may be, for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure to register or qualify would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company Entities, taken as a whole (“Material Adverse Effect”).

(h)           The Managing Member has all necessary limited liability company power and authority to act as managing member of the Company.

(i)            EnLink Midstream GP, LLC, a Delaware limited liability company (the “General Partner”), has all necessary limited liability company power and authority to act as general partner of the Guarantor. EnLink Midstream Operating GP, LLC, a Delaware limited liability company (the “Operating GP”), has all necessary limited liability company power and authority to act as general partner of EnLink Midstream Operating, LP, a Delaware limited partnership (the “Operating Partnership”).

(j)             The Managing Member is the sole managing member of the Company. As of the date hereof, the Managing Member has a non-economic managing member interest in the Company; such managing member interest has been duly authorized and validly issued in accordance with the Second Amended and Restated Operating Agreement of the Company dated as of January 25, 2019 (as amended to date, the “Company Agreement”); and the Managing Member owns its managing member interest free and clear of all liens, encumbrances, security interests, or claims (collectively, “Liens”), except restrictions on transferability contained in Section 4.7 of the Company Agreement or as described in the Pricing Disclosure Package and the Final Offering Memorandum.

(k)            As of the date hereof, the issued and outstanding limited liability company interests of the Company consist of (i) 549,578,343 common units representing limited liability company interests in the Company (the “Common Units”) and (ii) 60,197,784 Class C Common Units representing limited liability company interests in the Company (the “Class C Common Units”).  All outstanding Common Units, Class C Common Units, and the limited liability company interests represented thereby have been duly authorized and validly issued in accordance with the Company Agreement and are fully paid (to the extent required under the Company Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)).

(l)             The General Partner is the sole general partner of the Guarantor. As of the date hereof, the General Partner owns 100% of the general partner interest in the Guarantor; such general partner interest has been duly authorized and validly issued in accordance with the Tenth Amended and Restated Agreement of Limited Partnership of the Guarantor dated as of January 25, 2019 (the “Partnership Agreement”); and the General Partner owns its general partner interest free and clear of all Liens, except restrictions on transferability contained in Section 4.6 of the Partnership Agreement or as described in the Pricing Disclosure Package and the Final Offering Memorandum.

(m)           As of the date hereof, the issued and outstanding limited partner interests of the Guarantor consist of (i) 144,358,720 common units representing limited partner interests in the Guarantor (the “Guarantor Common Units”), (ii) 60,197,784 Series B Cumulative Convertible Preferred Units representing limited partner interests in the Guarantor (the “Series B Preferred Units”), and (iii) 400,000 Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Guarantor (the “Series C Preferred Units”).  All outstanding Guarantor Common Units, Series B Preferred Units, and Series C Preferred Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607, and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).

(n)            As of the date hereof, GIP III Stetson I, L.P., a Delaware limited partnership, owns, directly or indirectly, 108,859,690 Common Units and GIP III Stetson II, L.P., a Delaware limited partnership, owns directly or indirectly, 115,495,669 Common Units.

(o)           All of the issued and outstanding equity interests of each Operating Subsidiary (i) have been duly authorized and validly issued in accordance with the limited partnership agreement or limited liability company agreement (collectively, the “Operative Agreements”) and the certificate of limited partnership, formation, or conversion, or other similar organizational document (in each case as in effect on the date hereof and as the same may be amended or restated on or prior to the Closing Date) (collectively with the Operative Agreements, the “Organizational Documents”), as applicable, of such Operating Subsidiary, are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such Operating Subsidiary) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607, and 17-804 of the Delaware LP Act, Sections 18-607 and 18-804 of the Delaware LLC Act or Sections 153.102, 153.202, and 153.210 of the Texas Business Organizations Code, as applicable), and (ii) are owned, directly or indirectly, by the Company, free and clear of all Liens, except restrictions on transferability as described in the Pricing Disclosure Package and the Final Offering Memorandum or as otherwise contained in the Organizational Documents.

(p)           The Company owns (i) 100% of the issued and outstanding common units representing limited partnership interests in the Guarantor and (ii) 100% of the membership interests of the General Partner.

(q)           The Guarantor owns 100% of the issued and outstanding membership interests in the Operating GP.

(r)            The Guarantor is the sole limited partner of the Operating Partnership with a 99.999% limited partner interest in the Operating Partnership and the Operating GP is the sole general partner of the Operating Partnership with a 0.001% general partner interest in the Operating Partnership.

(s)           The Operating Partnership owns 100% of the issued and outstanding membership interests in EnLink Energy GP, LLC, a Delaware limited liability company (“EnLink Energy GP”). EnLink Energy GP is the sole general partner of EnLink Oklahoma Gas Processing, LP, a Delaware limited partnership.

(t)            As of the date hereof, the Company has no direct or indirect subsidiaries other than the Operating Subsidiaries that would be deemed a “significant subsidiary” as such term is defined in Rule 405 (assuming, for purposes of this paragraph, that the conditions described in such definition are determined as of the date hereof).

(u)           The Company Parties have all requisite power and authority to issue, sell, and deliver the Securities, in accordance with and upon the terms and conditions set forth in this Agreement.  All limited liability company action required to be taken by the Company or any of its members and all limited partnership action required to be taken by the Guarantor or any of its partners for the authorization, issuance, sale, and delivery of the Securities and the consummation of the transactions contemplated by this Agreement and the Indenture shall have been validly taken. This Agreement has been duly and validly authorized, executed, and delivered by each of the Company Parties.

(v)           The Operative Agreements of the Company, the Managing Member, the Guarantor, and the General Partner, as applicable, have been duly authorized, executed, and delivered by the parties thereto, and are valid and legally binding agreements of such parties, enforceable against such parties in accordance with their terms; provided, that, with respect to such agreements, the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties, and indemnification and contribution and an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”).

(w)          The Notes have been duly authorized by the Company for issuance and sale to the Initial Purchasers as part of the Securities pursuant to this Agreement and, when executed by the Company, authenticated by the Trustee in accordance with the Indenture, and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforceability thereof may be limited by the Enforceability Exceptions.

(x)           The Guarantee has been duly authorized by the Guarantor for issuance and sale to the Initial Purchasers as part of the Securities pursuant to this Agreement and, when the Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantee will constitute a valid and legally binding agreement of the Guarantor, entitled to the benefits of the Indenture and enforceable against the Guarantor in accordance with its terms, except as enforceability thereof may be limited by the Enforceability Exceptions.

(y)           The DTC Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and (assuming the valid execution and delivery thereof by the Depositary) will constitute a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

(z)           The Indenture and the Securities, when issued and delivered against payment therefor as provided herein and in the Indenture, will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Final Offering Memorandum.

(aa)         The execution and delivery of, and the performance by the Company of its obligations under, the Indenture have been duly and validly authorized by the Company. Assuming due authorization, execution and delivery of the Indenture by the Trustee, when executed and delivered by the parties thereto, the Indenture will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by the Enforceability Exceptions.

(bb)         None of the offering, issuance, and sale by the Company Parties of the Securities, the execution, delivery, and performance of this Agreement or the Indenture by the Company Parties, or the consummation of the transactions contemplated hereby or thereby (i) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Company Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Company Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law, or regulation or any order, judgment, decree, or injunction of any court or governmental agency or body directed to any of the Company Entities or any of their properties in a proceeding to which any of them or their property is a party, or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Company Entities, which conflicts, breaches, violations, defaults, or Liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or could materially impair the ability of any of the Company Parties to perform its obligations under, and consummate the transactions contemplated by, this Agreement.

(cc)         No permit, consent, approval, authorization, order, registration, filing, or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over the Company Entities or any of their respective properties is required in connection with the offering, issuance, and sale by the Company Parties of the Securities, the execution, delivery, and performance of this Agreement or the Indenture by the Company Parties, or the consummation by the Company Parties of the transactions contemplated by this Agreement, except (i) for such consents required under the Act, the Exchange Act, and state securities or “Blue Sky” laws for the purchase and resale of the Securities by the Initial Purchasers, (ii)  for such consents that have been, or prior to the Closing Date will be, obtained or made, or (iii) as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum.

(dd)         None of the Company Entities has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum any material loss or interference with its business from fire, explosion, flood, or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order, or decree, except as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum.  Except as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, subsequent to the respective dates as of which such information is given in the Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any amendment or supplement thereto), (i) none of the Company Entities has incurred any liability or obligation, indirect, direct, or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Company Entities, (ii) there has not been any material change in the capitalization or material increase in the short-term debt or long-term debt of the Company Entities, and (iii) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change in or affecting the general affairs, business, prospects, properties, management, condition (financial or otherwise), partners’ capital, members’ equity, net worth or results of operations of the Company Entities.

(ee)          The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum comply as to form in all material respects with the requirements of Regulation S-X under the Act and present fairly in all material respects the financial condition, results of operations, and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved, except to the extent described therein.  The Company Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Pricing Disclosure Package and the Final Offering Memorandum; and all disclosures contained or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum regarding “non-GAAP financial measures” (as such term is defined by the Act) comply, in all material respects, with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum fairly presents in all material respects the information contained therein and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(ff)           KPMG LLP, who have certified certain financial statements of (i) the Company and its consolidated subsidiaries and (ii) the Guarantor and its consolidated subsidiaries, and have audited the effectiveness of each of the Company Parties’ internal control over financial reporting and expressed an unqualified opinion on management’s assessment thereof, whose reports are filed with the Commission and included in the Pricing Disclosure Package and the Final Offering Memorandum or are incorporated by reference therein and who have delivered the initial letters referred to in Section 5(g) hereof, is an independent registered public accounting firm with respect to the Company and the Guarantor as required by the Act, the Exchange Act, and the rules of the Public Company Accounting Oversight Board.

(gg)         The Operating Subsidiaries have good and indefeasible title to all real property and good title to all personal property described in the Pricing Disclosure Package and the Final Offering Memorandum as owned by the Operating Subsidiaries, free and clear of all Liens, except (i) as described, and subject to limitations contained, in the Pricing Disclosure Package and Final Offering Memorandum or (ii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Pricing Disclosure Package and the Final Offering Memorandum.

(hh)         The Company Entities maintain insurance covering the properties, operations, personnel, and businesses of the Company Entities against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated.  None of the Company Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.  All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

(ii)            Except as described in the Pricing Disclosure Package and the Final Offering Memorandum, there is (i) no action, suit or proceeding before or by any federal or state court, commission, arbitrator, or governmental or regulatory agency, body, or official, domestic or foreign, now pending or, to the knowledge of the Company and the Guarantor, threatened, to which any of the Company Entities is or may be a party or to which the business or property of any of the Company Entities is or may be subject, (ii) no statute, rule, regulation, or order that has been enacted, adopted, or issued by any governmental agency or that has been formally proposed by any governmental agency, and (iii) no injunction, restraining order, or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Company Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably likely to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Securities, or (C) in any manner draw into question the validity of this Agreement.

(jj)            There are no legal or governmental proceedings pending or, to the knowledge of the Company Parties, threatened, against any of the Company Entities, or to which any of the Company Entities is a party, or to which any of their respective properties is subject, in each case, that (i) are required to be described in the Pricing Disclosure Package and the Final Offering Memorandum but are not described as required or (ii) if determined adversely to any of the Company Entities would result, individually or in the aggregate, in a Material Adverse Effect or adversely affect the transactions contemplated by this Agreement. There are no agreements, contracts, indentures, leases, or other instruments that are required by the Act to be described in the Pricing Disclosure Package and the Final Offering Memorandum that are not described as required.

(kk)          No material labor disturbance by the employees of the Company Entities exists or, to the knowledge of the Company Parties, is threatened or imminent.

(ll)            Each of the Company Entities has filed (or has obtained extensions with respect to) all material federal, state, and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) which, if not paid, would not, individually or in the aggregate, have a Material Adverse Effect.

(mm)       None of the Company Entities is (i) in violation of its Organizational Documents, (ii) in violation of any law, statute, ordinance, administrative, or governmental rule or regulation applicable to it or of any order, judgment, decree, or injunction of any court or governmental agency or body having jurisdiction over it or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note, or any other evidence of indebtedness or in any agreement, indenture, lease, or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clause (ii) or (iii) would, if continued, individually or in the aggregate, have a Material Adverse Effect or could materially impair the ability of the Company Parties to perform its obligations under this Agreement.  To the knowledge of the Company Parties, no third party to any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which any of the Company Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which breach, default, or violation would, if continued, individually or in the aggregate, have a Material Adverse Effect.

(nn)         None of the Company Entities is now, and after giving effect to the sale of the Securities to be sold by the Company hereunder and application of the net proceeds from such sale as described in the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Use of Proceeds,” none of the Company Entities will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(oo)         Each of the Company Entities (i) makes and keeps accurate books and records and (ii) maintains and has maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum fairly presents in all material respects the information contained therein and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(pp)         (i) Each of the Company Parties has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the applicable Company Party in the reports it files or submits under the Exchange Act is accumulated and communicated to management of the Managing Member or General Partner, as applicable, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(qq)         Since the date of the most recent balance sheet of each of the Company Parties and its respective consolidated subsidiaries reviewed or audited by KPMG LLP and the audit committee of the board of directors of the Managing Member, (i) neither Company Party has been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of either Company Party and each of its subsidiaries to record, process, summarize, and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of either Company Party and each of its subsidiaries, and (ii) there have been no changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(rr)           None of the Company Entities nor, to the knowledge of the Company Parties, any director, officer, agent, employee, or affiliate of the Company Entities (in their capacity as directors, officers, agents, employees or affiliates) has (i) used any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity, (ii) made an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made, offered, agreed, or requested any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback, or other unlawful or improper payment or benefit. To the extent applicable to their respective operations, each of the Company Entities has instituted, maintains and enforces, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all anti-bribery and anti-corruption laws.

(ss)          The operations of the Company Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations, or guidelines, issued, administered, or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit, or proceeding by or before any court or governmental agency, authority, or body or any arbitrator involving the Company Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company Entities, threatened.

(tt)           None of the Company Entities nor, to the knowledge of the Company Parties, any director, officer, agent, employee, or affiliate of the Company Entities (in their capacity as directors, officers, agents, employees, or affiliates) is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”) (collectively, “Sanctions”), nor are the Company Entities located, organized, or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria, and Crimea (each, a “Sanctioned Country”); and the Company Parties will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner, or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country, or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor, or otherwise) of Sanctions.

(uu)         The Managing Member’s and the General Partner’s officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder.

(vv)         None of the Company Entities has taken, and none of such persons shall take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company Parties to facilitate the sale or resale of the Securities in violation of any law, rule, or regulation.

(ww)       Other than the compensation pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from either Company Party any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(xx)         Except as described in the Pricing Disclosure Package and the Final Offering Memorandum, no Operating Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Operating Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Operating Subsidiary from the Company or from transferring any of such Operating Subsidiary’s property or assets to the Company or any other Operating Subsidiary.

(yy)         Each of the Company Entities has such permits, consents, licenses, franchises, certificates, and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Pricing Disclosure Package and the Final Offering Memorandum, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Final Offering Memorandum, and except for such permits that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company Entities has fulfilled and performed all its material obligations with respect to such permits which are due to have been fulfilled and performed by such date in the manner described, and subject to the limitations contained, in the Pricing Disclosure Package and the Final Offering Memorandum and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

(zz)          Each of the Company Entities has such consents, easements, rights-of-way, permits, or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Pricing Disclosure Package and the Final Offering Memorandum, except for (i) qualifications, reservations, and encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Pricing Disclosure Package and the Final Offering Memorandum, each of the Company Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations, and impairments that would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the Pricing Disclosure Package and the Final Offering Memorandum, none of such rights-of-way contains any restriction that is materially burdensome to the Company Entities, taken as a whole.

(aaa)        The Company Entities (i) are in compliance with any and all applicable federal, state, and local laws and regulations relating to the protection of human health and safety and worker safety, the environment (including natural resources) or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, and (iv) do not have any liability in connection with the release into the environment of any Hazardous Materials, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl, and (E) any pollutant, contaminant or hazardous, dangerous, or toxic chemical, material, waste, or substance regulated under or within the meaning of any other Environmental Law.

(bbb)       Except as otherwise disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, the Company Entities and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)) established or maintained by the Company Entities or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA, and, if applicable, the qualification requirements under Section 401 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder), except where the failure to comply would not have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company Entities, any member of any group of organizations described in Section 414(b), (c), (m), or (o) of the Code with which the Company Entities are treated as a single employer.  No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained as of the date hereof by the Company Entities or any of their ERISA Affiliates, except for any such occurrence as would not have a Material Adverse Effect.  No “employee benefit plan” established or maintained as of the date hereof by the Company Entities or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA) except for such liabilities as would not have a Material Adverse Effect.  With respect to any “employee benefit plan” established, maintained or contributed to as of the date hereof by the Company Entities or any of their ERISA Affiliates, neither the Company Entities, nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any such “employee benefit plan” or (ii) Sections 412, 4971, 4975, or 4980B of the Code except for such liability as would not have a Material Adverse Effect.

(ccc)        Except as otherwise disclosed in the Pricing Disclosure Package and the Final Offering Memorandum, (i) there has been no security breach or incident, unauthorized access or disclosure, or compromise relating to the Company Entities’ information technology and computer systems, networks, hardware, software, data or databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company Entities, and, to the knowledge of the Company and the Guarantor, any such data processed or stored by third parties on behalf of the Company Entities), equipment or technology (collectively, “IT Systems and Data”) except for such security breaches or incidents, unauthorized accesses or disclosures, or compromises as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) none of the Company Entities have been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, a material security breach or incident, unauthorized access or disclosure or other compromise to their respective IT Systems and Data; (iii) except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company Entities are in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (iv) the Company Entities have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their respective IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.

15

Any certificate signed by any officer of the Managing Member or the General Partner and delivered to the Representative or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company Parties, as applicable, as to matters covered thereby, to each Initial Purchaser.

2.            Purchase, Sale and Delivery of the Securities.

(a)          The Securities. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Initial Purchaser’s name in Schedule II hereto.

(b)          Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company Parties or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representative of the purchase price thereof to or upon the order of the Company Parties by wire transfer payable in same-day funds to an account specified by the Company Parties. Delivery of the Securities shall be made through the facilities of the Depositary unless the Representative shall otherwise instruct.

3.            Offer, Sale and Resale Procedures.

(a)           It is understood that the several Initial Purchasers propose to offer the Securities for sale as set forth in the Final Offering Memorandum. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company Parties that:

(i)             it is a “qualified institutional buyer” within the meaning of Rule 144A (a “Qualified Institutional Buyer”);

(ii)            it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act; and

(iii)           it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, any Securities, except (A) to those persons it reasonably believes to be Qualified Institutional Buyers and that, in connection with each sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A or (B) in accordance with the restrictions set forth in Annex I hereto.

(b)           Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Section 5, counsel for the Company and counsel for the Initial Purchasers may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in Section 3(a) (including Annex I hereto), and each Initial Purchaser hereby consents to such reliance.

4.            Agreements. Each of the Company and the Guarantor agrees with the several Initial Purchasers that:

(a)          As promptly as practicable following the Time of Sale and in any event not later than the second Business Day following the date hereof, the Company will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement. The Company will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement. The Company will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Initial Purchasers shall previously have been furnished a copy of the proposed amendment or supplement at least two Business Days prior to the proposed use or filing, and shall not have objected to such amendment or supplement. Before making, preparing, using, authorizing, approving or distributing any Company Additional Written Communication, the Company will furnish to the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which the Representative reasonably objects.

(i)            If prior to the Closing Date, (i) any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Pricing Disclosure Package, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with the law, the Company agrees to promptly notify the Initial Purchasers thereof and promptly prepare and, subject to this Section 4(a), furnish at its own expense to the Initial Purchasers, such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with all applicable law.

(ii)          The Company hereby expressly acknowledges that the indemnification and contribution provisions of Section 7 hereof are specifically applicable and relate to each offering memorandum, prospectus, amendment or supplement referred to in this Section 4.

(b)          The Company Parties will furnish to the Representative and counsel for the Initial Purchasers, upon request and without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments or supplements thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(c)           The Company Parties will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall either Company Party be obligated to (i) qualify as a foreign limited partnership in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(d)           Neither the Company nor the Guarantor will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company Parties to facilitate the sale or resale of the Securities.

(e)           The Company Parties, jointly and severally, agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction of the Preliminary Offering Memorandum and the Final Offering Memorandum, and each amendment or supplement to any of them; (ii) the printing (or reproduction), delivery (including postage, air freight charges and charges for counting and packaging) and distribution (including any form of electronic distribution) of such copies of the Preliminary Offering Memorandum and the Final Offering Memorandum, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any “Blue Sky” memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or “Blue Sky” laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of representatives of the Company in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) all other costs and expenses incident to the performance by each of the Company and the Guarantor of its respective obligations hereunder.

(f)            Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange (the “NYSE”) all reports and documents required to be filed under Section 13 or 15 of the Exchange Act. Additionally, at any time when the Company is not subject to Section 13 or 15 of the Exchange Act and the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information satisfying the requirements of Rule 144A(d) under the Act.

(g)           The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Act provided by Section 4(a)(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(h)           None of the Company Parties or any of their affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(i)            During the period of one year after the Closing Date, the Company will not, and will not permit any of their respective “affiliates” (as defined in Rule 144 under the Act) to resell any of the Securities that constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(j)            Each certificate for a Security will bear the legend contained in “Notice to Investors” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.

(k)           The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

5.            Conditions to the Obligations of the Initial Purchasers. The several obligations of the Initial Purchasers to purchase the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company Parties contained in Section 1 hereof as of the date hereof and the Closing Date, to the accuracy of the statements of the Company Parties made in any certificates pursuant to the provisions hereof, to the performance by the Company Parties of their obligations hereunder and to the following additional conditions:

(a)           The Company Parties shall have executed and delivered the Indenture, and the Initial Purchasers shall have received executed copies thereof.

(b)           The Company shall have entered into the DTC Agreement and the Initial Purchasers shall have received executed counterparts thereof.

(c)            The representations and warranties of the Company Parties contained herein shall be true and correct on the date hereof and on and as of the Closing Date as though then made; and the statements of the Company Parties and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(d)           The Company Parties shall have requested and caused Baker Botts L.L.P., counsel for the Company Parties, to have furnished on the Closing Date to the Representative its opinion, dated the Closing Date and addressed to the Representative, substantially in the form attached hereto as Exhibit A.

(e)           On the Closing Date, the Representative shall have received from Vinson & Elkins L.L.P., counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Indenture, the Pricing Disclosure Package, the Final Offering Memorandum (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f)            On the Closing Date, the Company Parties shall have furnished to the Representative a certificate of the Managing Member and the General Partner, signed by the Chief Executive Officer or the Chief Financial Officer of the Managing Member and the General Partner, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Pricing Disclosure Package, the Final Offering Memorandum and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)            the representations and warranties of the Company Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company Parties have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           since the date of the most recent financial statements included or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any amendment or supplement thereto), there has been no Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any amendment or supplement thereto).

(g)           The Company Parties shall have requested and caused KPMG LLP to have furnished to the Representative, on the date of this Agreement and at the Closing Date, letters (which may refer to letters previously delivered to the Representative), dated respectively as of the date of this Agreement and as of the Closing Date, in form and substance satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to initial purchasers with respect to the Company’s and Guarantor’s financial statements and certain Company and Guarantor financial information contained or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum.

(h)           Except as set forth in the Pricing Disclosure Package and the Final Offering Memorandum, (i) none of the Company Entities shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum exclusive of any amendment or supplement thereto after the date hereof, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capitalization or long-term debt of any of the Company Entities or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, unitholders’ equity, properties, management, business or prospects of the Company Entities taken as a whole the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any amendment or supplement thereto).

(i)            Subsequent to the earlier of the Time of Sale and the execution and delivery of this Agreement, there shall not have been any decrease in the rating of any of the Company’s or the Guarantor’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j)            Prior to the Closing Date, the Company Parties shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

All opinions, letters and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representative and counsel for the Initial Purchasers.

6.            Reimbursement of Initial Purchasers’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 5 hereof is not satisfied, because of any termination pursuant to clause (i) of Section 9 hereof or because of any refusal, inability or failure on the part of the Company or the Guarantor to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company and the Guarantor will jointly and severally reimburse the Initial Purchasers severally through the Representative on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

7.            Indemnification and Contribution.

(a)          The Company Parties jointly and severally agree to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser, each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act and each affiliate of any Initial Purchaser within the meaning of Rule 405 against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package or the Final Offering Memorandum, the information contained in the Pricing Supplement or any electronic road show or other Company Additional Written Communications, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company Parties by or on behalf of any Initial Purchaser through the Representative specifically for inclusion therein, and such written information is as set forth in Section 7(b) hereof. This indemnity agreement will be in addition to any liability which the Company Parties may otherwise have.

(b)           Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless the Company Parties, each of the Managing Member’s directors, officers and employees, each person who controls the Company within the meaning of either the Act or the Exchange Act, each of the General Partner’s directors, officers and employees and each person who controls the Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company Parties to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company Parties by or on behalf of such Initial Purchaser through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Company Parties acknowledge that the statements set forth in (i) the fourth paragraph under the caption “Plan of Distribution”, (ii) the third and fourth sentences of the sixth paragraph under the caption “Plan of Distribution”, and (iii) the three paragraphs under the subcaption “Short Positions” under the caption “Plan of Distribution” in any Preliminary Offering Memorandum and the Final Offering Memorandum constitute the only information furnished in writing by or on behalf of the several Initial Purchasers for inclusion in any Preliminary Offering Memorandum or the Final Offering Memorandum.

(c)           Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above except to the extent it has been materially prejudiced by such failure and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to participate in any such claim or action and, to the extent that it wishes, to assume the defense thereof through the appointment of counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event shall such the indemnifying party be liable for the fees and expenses of more than one counsel, including any local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Guarantor and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Guarantor and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and by the Initial Purchasers on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Guarantor and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company Parties on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Initial Purchasers shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Offering Memorandum. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company Parties on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantor and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total purchase discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, agent and affiliate of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company Parties within the meaning of either the Act or the Exchange Act, each director of the Managing Member and each director of the General Partner shall have the same rights to contribution as the Company Parties, as applicable, subject in each case to the applicable terms and conditions of this paragraph (d). The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule II hereto.

8.            Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser or Initial Purchasers hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company Parties. In the event of a default by any Initial Purchaser as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Final Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company Parties and any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

9.            Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s common units shall have been suspended by the Commission or the NYSE, (ii) trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchanges, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Offering Memorandum or the Final Offering Memorandum (exclusive of any amendment or supplement thereto).

10.           Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or the officers of the Managing Member, of the Guarantor or the officers of the General Partner and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or the Company, the Guarantor or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

11.           Notices. All communications hereunder will be in writing and effective only on receipt, and, shall be mailed, delivered, or telefaxed:

(a)            if to BofA Securities, Inc., at the offices of BofA Securities, Inc., 1540 Broadway, 26th Floor, New York, New York 10036, Attention: High Yield Legal Department, Facsimile: (212) 901-7897; and

(b)           if to the Company or the Guarantor, at the offices of EnLink Midstream, LLC, 1722 Routh Street, Suite 1300, Dallas, Texas 75201, Attention: General Counsel, Facsimile: (214) 953-9500, with a copy (which shall not constituted notice) to: Baker Botts L.L.P., 2001 Ross Ave., Suite 900, Dallas, Texas, 75201; Facsimile: (214) 661-4783, Attention: Preston Bernhisel.

12.           Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents, affiliates and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

13.           No Fiduciary Duty. The Company Parties hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company Parties, on the one hand, and the Initial Purchasers and any affiliate through which they may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Company Parties and (c) the Company Parties’ engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company Parties agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Company Parties on related or other matters). The Company Parties agree that they will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company Parties, in connection with such transaction or the process leading thereto.

14.           Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantor, and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

15.           Applicable Law. This Agreement, and any claim, controversy, or dispute relating to or arising out of this Agreement, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16.           Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.           Counterparts and Amendments. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

18.           Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

19.           Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

20.          Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by the Representative on behalf of the Initial Purchasers, and any such action taken by the Representative shall be binding upon the Initial Purchasers.

21.           Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

22.           Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

23.           Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

24.           Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

25.           Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantor, which information may include the name and addresses of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

(Signature page follows)

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Guarantor, and the several Initial Purchasers.

Very truly yours,

Company:

ENLINK MIDSTREAM, LLC

By:	EnLink Midstream Manager, LLC,
its managing member

By:	/s/ Pablo G. Mercado
Name:	Pablo G. Mercado
Title:	Executive Vice President and
Chief Financial Officer

Guarantor:

ENLINK MIDSTREAM PARTNERS, LP

By:	EnLink Midstream GP, LLC,
its general partner

By:	/s/ Pablo G. Mercado
Name:	Pablo G. Mercado
Title:	Executive Vice President and
Chief Financial Officer

Signature Page to Purchase Agreement

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

BofA Securities, Inc.

By:	/s/ Lex Maultsby
Name:	Lex Maultsby
Title:	Managing Director

For itself and the other several Initial Purchasers
named in Schedule II to the
foregoing Agreement.

Signature Page to Purchase Agreement

Schedule I

Purchase Agreement dated December 14, 2020

Representative: BofA Securities, Inc.

Title, Purchase Price and Description of Securities:

Title:	5.625% Senior Notes due 2028
Principal amount:	$500,000,000
Purchase price (includes accrued interest or amortization, if any):	$495,000,000

Closing Date, Time, and Location: December 17, 2020 at 10:00 a.m. at Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002

Schedule II

Initial Purchasers	Principal Amount of Securities to be Purchased
BofA Securities, Inc.	$100,000,000
Citigroup Global Markets Inc.	62,500,000
J.P. Morgan Securities LLC	62,500,000
PNC Capital Markets LLC	37,500,000
Barclays Capital Inc.	25,000,000
Credit Suisse Securities (USA) LLC	25,000,000
Mizuho Securities USA LLC	25,000,000
MUFG Securities Americas Inc.	25,000,000
Regions Securities LLC	25,000,000
TD Securities (USA) LLC	25,000,000
Truist Securities, Inc.	25,000,000
Wells Fargo Securities, LLC	25,000,000
Comerica Securities, Inc.	12,500,000
Raymond James & Associates, Inc.	12,500,000
U.S. Bancorp Investments, Inc.	12,500,000
Total	$500,000,000

Schedule III

Operating Subsidiaries

Entity	Jurisdiction of Formation
EnLink Midstream Partners, LP	Delaware
EnLink Midstream GP, LLC	Delaware
EnLink Midstream Operating GP, LLC	Delaware
EnLink Midstream Operating, LP	Delaware
EnLink Midstream Holdings GP, LLC	Delaware
EnLink Midstream Holdings, LP	Delaware
EnLink Midstream Services, LLC	Texas
EnLink NGL Pipeline, LP	Texas
EnLink North Texas Gathering, LP	Texas
EnLink Oklahoma Gas Processing, LP	Delaware
TOM-STACK, LLC	Delaware
EnLink Energy GP, LLC	Delaware

Other Company Entities

Entity	Jurisdiction of Formation
EnLink Midstream, LLC	Delaware
EnLink Midstream Manager, LLC	Delaware

SCHEDULE IV

Pricing Supplement

[See attached.]

ENLINK MIDSTREAM, LLC

Pricing Term Sheet

5.625% Senior Notes due 2028

This summary pricing supplement relates only to the securities described below and should only be read together with the Preliminary Offering Memorandum of EnLink Midstream, LLC, dated December 14, 2020 (the “Preliminary Offering Memorandum”), relating to these securities and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. This summary pricing supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum. Capitalized terms used but not defined herein have the meanings assigned to them in the Preliminary Offering Memorandum.

The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered only to persons reasonably believed to be qualified institutional buyers under to Rule 144A under the Securities Act and non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The notes are not transferable except in accordance with the restrictions described under “Notice to Investors” in the Preliminary Offering Memorandum.

Issuer:	EnLink Midstream, LLC

Guarantor:	EnLink Midstream Partners, LP

Security Type:	5.625% Senior Notes due 2028

Distribution:	144A/Regulation S for life

Principal Amount:	$500,000,000

Net Proceeds (After Estimated Expenses):	$494,700,000

Maturity:	January 15, 2028

Coupon:	5.625%

Price:	100% of face amount, plus accrued interest, if any, from December 17, 2020.

Yield to Maturity:	5.625%

Interest Payment Dates:	January 15 and July 15, commencing July 15, 2021

Optional Redemption:

Make-Whole Call:	T + 50 basis points prior to July 15, 2027

Call at Par:	On or after July 15, 2027

Change of Control:	101% of principal plus accrued and unpaid interest

Trade Date:	December 14, 2020

Settlement:

T+3; December 17, 2020

It is expected that delivery of the notes will be made against payment therefor on or about December 17, 2020, which is the third business day following the date hereof (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to two business days before delivery will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their own advisors.

CUSIP/ISIN:	144A Note: CUSIP: 29336T AC4 ISIN: US29336TAC45 Regulation S Note: CUSIP: U26790 AB8 ISIN: USU26790AB82

Denominations/Multiple:	2,000 x 1,000

Joint Book-Runners:

BofA Securities, Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

PNC Capital Markets LLC

Barclays Capital Inc.

Credit Suisse Securities (USA) LLC

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

Regions Securities LLC

TD Securities (USA) LLC

Truist Securities, Inc.

Wells Fargo Securities, LLC

Co-Managers:	Comerica Securities, Inc. Raymond James & Associates, Inc. U.S. Bancorp Investments, Inc.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these notes or the offering. Please refer to the Preliminary Offering Memorandum for a complete description.

This communication is being distributed solely to persons reasonably believed to be Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act, and to investors that are not U.S. persons outside the United States (as defined under Regulation S under the Securities Act).

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration, qualification, or exemption under the securities laws of any such jurisdiction.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded.  Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

ANNEX I

Resale Pursuant to Regulation S or Rule 144A. Each Initial Purchaser understands that:

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as permitted by and include the statements required by Regulation S.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation 5, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance on Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Act (or in accordance with Rule 144A under the Act or to accredited investors in transactions that are exempt from the registration requirements of the Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Act.”

Such Initial Purchaser agrees that the Securities offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of Regulation S and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Act.